Exhibit 99.2

Supplemental Operating and Financial Data
First Quarter Ended March 31, 2016

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. In addition, references to our budgeted amounts and guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 29 through 31 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures in the Appendix on pages 32 through 37.

EPR Properties
Company Profile

The Company

EPR Properties (“EPR” or the “Company”) is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust (“REIT”), and an initial public offering was completed on November 18, 1997.

Since that time, the Company has grown into a leading specialty real estate investment trust with an investment portfolio that includes Entertainment, Education, Recreation and Other specialty investments.

Company Strategy

Our vision is to become the leading specialty REIT by focusing our unique knowledge and resources on select underserved real estate segments which provide the potential for outsized returns.

EPR’s primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations (“FFO”) and dividends per share. Central to our growth is remaining focused on acquiring or developing properties in our primary investment segments: Entertainment, Education and Recreation. We may also pursue opportunities to provide mortgage financing for these investment segments in certain situations where this structure is more advantageous than owning the underlying real estate.

Our segment focus is consistent with our strategic organizational design which is structured around building centers of knowledge and strong operating competencies in each of our primary segments. Retention and building of this knowledge depth creates a competitive advantage allowing us to more quickly identify key market trends.

To this end we will deliberately apply information and our ingenuity to identify properties which represent potential logical extensions within each of our segments, or potential future investment segments. As part of our strategic planning and portfolio management process we assess new opportunities against the following five key underwriting principles:

•	Inflection Opportunity - Renewal or restructuring in an industry’s properties

•	Enduring Value - Real estate devoted to and improving long-lived activities

•	Excellent Execution - Market-dominant performance that creates value beyond tenant credit

•	Attractive Economics - Accretive initial returns along with growth in yield

•	Advantageous Position - Sustainable competitive advantages

EPR Properties
Investor Information

Senior Management

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Jerry Earnest	Craig Evans
Senior Vice President and Chief Investment Officer	Senior Vice President, General Counsel and Secretary

Tom Wright	Mike Hirons
Senior Vice President - Human Resources and Administration	Senior Vice President - Strategy and Asset Management

Tonya Mater
Vice President and Chief Accounting Officer

Company Information

Corporate Headquarters	Trading Symbols
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
Stock Exchange Listing	EPR-PrF
New York Stock Exchange

Equity Research Coverage

Bank of America Merrill Lynch	Jane Wong	646-855-3378
Citi Global Markets	Michael Bilerman/Nick Joseph	212-816-4471
J.P. Morgan	Anthony Paolone	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Craig Mailman	917-368-2280
Ladenburg Thalmann	Daniel Donlan	212-409-2056
RBC Capital Markets	Richard Moore	440-715-2646
Stifel	Simon Yarmak	443-224-1345

EPR Properties is followed by the analysts identified above.  Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management.  EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

EPR Properties
Selected Financial Information
(Unaudited, dollars and shares in thousands)

	Three Months Ended March 31,
Operating Information:	2016	2015
Revenue (1)	$118,768	$99,436
Net income available to common shareholders of
EPR Properties	48,228	36,869
Earnings before interest, taxes, depreciation and amortization
(EBITDA) - continuing operations (1)(2)	103,620	65,111
Adjusted EBITDA - continuing operations (1)(2)	104,064	85,295
Interest expense, net	23,289	18,587
Recurring principal payments	2,598	3,711
Capitalized interest	2,291	4,348
Straight-lined rental revenue	3,089	2,943
Dividends declared on preferred shares	5,952	5,952
Dividends declared on common shares	60,794	51,907
General and administrative expense	9,218	7,682

Balance Sheet Information:	March 31,
	2016	2015
Total assets	$4,343,540	$3,884,261
Accumulated depreciation	562,195	471,057
Total assets before accumulated depreciation (gross assets)	4,905,735	4,355,318
Cash and cash equivalents	10,980	102,206
Debt	1,996,131	1,830,383
Deferred financing costs, net	17,494	19,041
Net debt (2)	2,002,645	1,747,218
Equity	2,187,038	1,909,503
Common shares outstanding	63,341	57,178
Total market capitalization (using EOP closing price)	6,568,690	5,525,861
Net debt/total market capitalization	30%	32%
Net debt/gross assets	41%	40%
Net debt/Adjusted EBITDA (3)	4.81	5.12
Adjusted net debt/Annualized adjusted EBITDA (2)(4)(5)	4.76	n/a

(1) Excludes discontinued operations.
(2) See pages 29 through 31 for definitions.
(3) Adjusted EBITDA is for the quarter times four. See pages 29 through 31 for definitions.
(4) Adjusted net debt is net debt less 40% times property under development. See pages 29 through 31 for definitions.
(5) Annualized adjusted EBITDA is adjusted EBITDA for the quarter further adjusted for in-service projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These adjustments can be found on pages 34 through 37 under the reconciliation of Quarterly GAAP NOI run rate. Amounts not calculated for periods prior to 2016. See pages 29 through 31 for definitions.

EPR Properties
Selected Balance Sheet Information
(Unaudited, dollars in thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Assets
Rental properties:
Entertainment	$2,369,351	$2,337,427	$2,309,413	$2,301,551	$2,267,993	$2,294,112
Education	644,854	621,674	589,755	412,088	380,575	365,268
Recreation	608,393	600,401	551,660	315,502	295,838	257,814
Other	153,944	—	—	—	—	—
Less: accumulated depreciation	(562,195)	(534,303)	(511,949)	(492,602)	(471,057)	(465,660)
Land held for development	22,530	23,610	30,501	30,495	28,119	206,001
Property under development	266,574	378,920	374,533	494,066	390,205	181,798
Mortgage notes receivable: (1)
Entertainment	80,389	58,220	58,220	58,220	58,220	58,220
Education	61,963	79,584	80,230	79,194	78,496	76,917
Recreation	312,577	283,476	311,859	403,799	385,367	367,797
Other	2,500	2,500	5,021	5,032	5,021	5,021
Investment in a direct financing lease, net	191,720	190,880	190,029	189,203	200,266	199,332
Investment in joint ventures	5,869	6,168	6,439	6,101	5,902	5,738
Cash and cash equivalents	10,980	4,283	14,614	6,146	102,206	3,336
Restricted cash	23,428	10,578	21,949	15,289	22,454	13,072
Accounts receivable, net	62,403	59,101	56,006	64,493	56,397	47,282
Other assets	88,260	94,751	93,724	83,051	78,259	70,227
Total assets	$4,343,540	$4,217,270	$4,182,004	$3,971,628	$3,884,261	$3,686,275

Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$77,523	$92,178	$98,736	$80,855	$78,499	$82,180
Common dividends payable	20,269	18,401	17,896	17,308	17,296	16,281
Preferred dividends payable	5,952	5,951	5,951	5,952	5,952	5,952
Unearned rents and interest	56,627	44,952	51,996	39,270	42,628	25,623
Line of credit	217,000	196,000	196,000	100,000	—	62,000
Deferred financing costs, net	(17,494)	(18,289)	(19,101)	(19,765)	(19,041)	(15,773)
Other debt	1,796,625	1,804,209	1,841,455	1,845,865	1,849,424	1,583,523
Total liabilities	2,156,502	2,143,402	2,192,933	2,069,485	1,974,758	1,759,786
Equity:
Common stock and additional paid-in- capital	2,644,263	2,509,077	2,414,399	2,297,495	2,295,091	2,284,029
Preferred stock at par value	139	139	139	139	139	139
Treasury stock	(104,864)	(97,328)	(95,564)	(77,244)	(77,001)	(67,846)
Accumulated other comprehensive income	3,708	5,622	5,410	8,290	8,711	12,566
Distributions in excess of net income	(356,208)	(343,642)	(335,690)	(326,914)	(317,814)	(302,776)
EPR Properties shareholders' equity	2,187,038	2,073,868	1,988,694	1,901,766	1,909,126	1,926,112
Noncontrolling interests	—	—	377	377	377	377
Total equity	2,187,038	2,073,868	1,989,071	1,902,143	1,909,503	1,926,489
Total liabilities and equity	$4,343,540	$4,217,270	$4,182,004	$3,971,628	$3,884,261	$3,686,275

(1) Includes related accrued interest receivable.

EPR Properties
Selected Operating Data
(Unaudited, dollars in thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Rental revenue and tenant reimbursements:
Entertainment	$64,001	$63,823	$63,355	$63,794	$64,267	$64,774
Education	17,182	16,552	13,990	10,803	10,094	9,387
Recreation	14,696	14,539	12,079	7,228	6,705	5,840
Other	1,764	—	—	—	(23)	221
Mortgage and other financing income:
Entertainment	2,152	1,781	1,782	1,782	1,782	1,776
Education (1)	10,731	7,566	7,479	7,793	7,783	7,708
Recreation	6,998	6,451	8,835	8,613	8,181	14,563
Other	34	63	97	97	97	97
Other income	1,210	1,213	718	1,148	550	303
Total revenue	$118,768	$111,988	$108,335	$101,258	$99,436	$104,669

Property operating expense	5,481	5,810	5,496	5,770	6,357	6,961
Other expense	5	115	221	210	102	206
General and administrative expense	9,218	8,101	7,482	7,756	7,682	6,306
Retirement severance expense	—	—	—	—	18,578	—
Costs associated with loan refinancing or payoff	552	9	18	243	—	301
Interest expense, net	23,289	20,792	20,529	20,007	18,587	20,015
Transaction costs	444	700	783	4,429	1,606	1,131
Depreciation and amortization	25,955	24,915	23,498	21,849	19,355	17,989
Income before equity in income in joint ventures and other items	53,824	51,546	50,308	40,994	27,169	51,760
Equity in income from joint ventures	212	268	339	198	164	395
Gain (loss) on sale of real estate	—	—	(95)	—	23,924	879
Income tax benefit (expense)	144	936	(498)	7,506	(8,426)	(896)
Income from continuing operations	54,180	52,750	50,054	48,698	42,831	52,138
Discontinued operations:
Income (loss) from discontinued operations	—	—	141	68	(10)	497
Net income attributable to EPR Properties	54,180	52,750	50,195	48,766	42,821	52,635
Preferred dividend requirements	(5,952)	(5,951)	(5,951)	(5,952)	(5,952)	(5,951)
Net income available to common shareholders of EPR Properties	$48,228	$46,799	$44,244	$42,814	$36,869	$46,684

(1) Represents income from owned assets under a direct financing lease and 9 mortgage notes receivable.

EPR Properties
Funds From Operations and Funds From Operations as Adjusted
(Unaudited, dollars in thousands except per share information)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Funds From Operations ("FFO") (1):
Net income available to common shareholders of EPR Properties	$48,228	$46,799	$44,244	$42,814	$36,869	$46,684
Gain on sale of real estate (excluding land sale)	—	—	—	—	(23,748)	(879)
Real estate depreciation and amortization	25,507	24,480	23,071	21,457	18,957	17,582
Allocated share of joint venture depreciation	60	62	64	65	64	64
FFO available to common shareholders of EPR Properties	$73,795	$71,341	$67,379	$64,336	$32,142	$63,451

FFO available to common shareholders of EPR Properties	$73,795	$71,341	$67,379	$64,336	$32,142	$63,451
Add: Preferred dividends for Series C preferred shares	1,941	1,941	1,941	—	—	1,941
Diluted FFO available to common shareholders	$75,736	$73,282	$69,320	$64,336	$32,142	$65,392

Funds From Operations as adjusted (1):
FFO available to common shareholders of EPR Properties	$73,795	$71,341	$67,379	$64,336	$32,142	$63,451
Costs associated with loan refinancing or payoff	552	9	18	243	—	301
Transaction costs	444	700	783	4,429	1,606	1,131
Retirement severance expense	—	—	—	—	18,578	—
Loss (gain) on sale of land	—	—	95	—	(176)	—
Deferred income tax expense (benefit)	(602)	(1,366)	53	(6,711)	6,888	184
FFO as adjusted available to common shareholders of EPR Properties	$74,189	$70,684	$68,328	$62,297	$59,038	$65,067

FFO as adjusted available to common shareholders of EPR Properties	$74,189	$70,684	$68,328	$62,297	$59,038	$65,067
Add: Preferred dividends for Series C preferred shares	1,941	1,941	1,941	—	—	—
Diluted FFO as adjusted available to common shareholders	$76,130	$72,625	$70,269	$62,297	$59,038	$65,067

FFO per common share attributable to EPR Properties:
Basic	$1.18	$1.19	$1.16	$1.12	$0.56	$1.11
Diluted	1.17	1.18	1.15	1.12	0.56	1.10
FFO as adjusted per common share attributable to EPR Properties:
Basic	$1.18	$1.18	$1.18	$1.09	$1.03	$1.14
Diluted	1.18	1.17	1.17	1.08	1.03	1.13
Shares used for computation (in thousands):
Basic	62,664	60,125	58,083	57,200	57,111	57,141
Diluted	62,744	60,205	58,278	57,446	57,378	57,355

Weighted average shares outstanding-diluted EPS	62,744	60,205	58,278	57,446	57,378	57,355
Effect of dilutive Series C preferred shares	2,038	2,029	2,022	—	—	1,998
Adjusted weighted-average shares outstanding-diluted	64,782	62,234	60,300	57,446	57,378	59,353

(1) See pages 29 through 31 for definitions.

EPR Properties
Adjusted Funds From Operations
(Unaudited, dollars in thousands except per share information)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Adjusted Funds from Operations ("AFFO") (1):
FFO available to common shareholders of EPR Properties	$73,795	$71,341	$67,379	$64,336	$32,142	$63,451
Adjustments:
Amortization of above market leases, net	48	47	48	49	48	48
Transaction costs	444	700	783	4,429	1,606	1,131
Retirement severance expense	—	—	—	—	18,578	—
Non-real estate depreciation and amortization	448	436	427	392	398	408
Deferred financing fees amortization	1,172	1,163	1,156	1,173	1,096	1,090
Costs associated with loan refinancing or payoff	552	9	18	243	—	301
Share-based compensation expense to management and trustees	2,765	2,290	2,161	2,085	1,972	1,918
Maintenance capital expenditures (2)	(1,141)	(1,501)	(897)	(435)	(1,023)	(1,929)
Straight-lined rental revenue	(3,089)	(3,267)	(2,738)	(3,211)	(2,943)	(3,515)
Non-cash portion of mortgage and other financing income	(928)	(1,009)	(2,042)	(3,408)	(2,976)	(2,248)
Loss (gain) on sale of land	—	—	95	—	(176)	—
Deferred income tax expense (benefit)	(602)	(1,366)	53	(6,711)	6,888	184
AFFO available to common shareholders of EPR Properties	$73,464	$68,843	$66,443	$58,942	$55,610	$60,839

AFFO available to common shareholders of EPR Properties	$73,464	$68,843	$66,443	$58,942	$55,610	$60,839
Add: Preferred dividends for Series C preferred shares	1,941	1,941	1,941	—	—	—
Diluted AFFO available to common shareholders of EPR Properties	$75,405	$70,784	$68,384	$58,942	$55,610	$60,839

Weighted average diluted shares outstanding (in thousands)	62,744	60,205	58,278	57,446	57,378	57,355
Effect of dilutive Series C preferred shares	2,038	2,029	2,022	—	—	—
Adjusted weighted-average shares outstanding-diluted	64,782	62,234	60,300	57,446	57,378	57,355

AFFO per diluted common share	$1.16	$1.14	$1.13	$1.03	$0.97	$1.06

Dividends declared per common share	$0.9600	$0.9075	$0.9075	$0.9075	$0.9075	$0.8550

AFFO payout ratio (3)	83%	80%	80%	88%	94%	81%

(1) See pages 29 through 31 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

EPR Properties
Capital Structure at March 31, 2016
(Unaudited, dollars in thousands)

Consolidated Debt

Principal Payments Due on Debt:

	Mortgages			Unsecured Credit Facility (2)	Unsecured Senior Notes
Year	Amortization	Maturities	Bonds/Term Loan/Other (1)			Total	Weighted Avg Interest Rate
2016	$7,585	$62,245	$1,850	$—	$—	$71,680	5.96%
2017	5,065	158,201	—	—	—	163,266	4.86%
2018	65	11,619	—	—	—	11,684	6.19%
2019	—	—	—	217,000	—	217,000	1.69%
2020	—	—	350,000	—	250,000	600,000	5.19%
2021	—	—	—	—	—	—	—%
2022	—	—	—	—	350,000	350,000	5.75%
2023	—	—	—	—	275,000	275,000	5.25%
2024	—	—	—	—	—	—	—%
2025	—	—	—	—	300,000	300,000	4.50%
2026	—	—	—	—	—	—	—%
Thereafter	—	—	24,995	—	—	24,995	0.31%
Less: deferred financing costs, net	—	—	—	—	—	(17,494)	—%
	$12,715	$232,065	$376,845	$217,000	$1,175,000	$1,996,131	4.76%

		Balance	Weighted Avg Interest Rate	Weighted Avg Maturity
Fixed rate secured debt		$244,780	5.26%	1.03
Fixed rate unsecured debt (1)		1,476,850	5.30%	6.25
Variable rate secured debt		24,995	0.31%	21.50
Variable rate unsecured debt		267,000	1.72%	3.25
Less: deferred financing costs, net		(17,494)	—%	—
Total		$1,996,131	4.76%	5.40

(1) Includes $300 million of term loan that has been fixed through interest rate swaps through April 5, 2019.

(2) Unsecured Credit Facility Summary:

		Balance		Rate
	Commitment	at 3/31/2016	Maturity	at 3/31/2016

	$650,000	$217,000	April 24, 2019	1.69%

Note: This facility has a one year extension available at the Company's option (solely with respect to the unsecured revolving credit portion of the facility) and includes an accordion feature in which the maximum borrowing amount under the combined unsecured revolving credit and term loan facility can be increased from $1.0 billion to $2.0 billion, in each case, subject to certain terms and conditions.

EPR Properties
Capital Structure at March 31, 2016 and December 31, 2015
(Unaudited, dollars in thousands)

Consolidated Debt (continued)

Summary of Debt:
	March 31, 2016	December 31, 2015

Mortgage note payable, 7.37%, paid in full on February 18, 2016	—	4,813
Note payable, 2.50%, paid in full on April 21, 2016	1,850	1,850
Mortgage notes payable, 6.37%, due June 1, 2016	24,531	24,754
Mortgage notes payable, 6.10%, due October 1, 2016	22,035	22,235
Mortgage notes payable, 6.02%, due October 6, 2016	16,587	16,738
Mortgage note payable, 6.06%, due March 1, 2017	8,883	9,381
Mortgage note payable, 6.07%, due April 6, 2017	9,584	9,667
Mortgage notes payable, 5.73%-5.95%, due May 1, 2017	31,328	31,603
Mortgage notes payable, 4.00%, due July 6, 2017	92,686	93,616
Mortgage note payable, 5.29%, due July 8, 2017	3,416	3,455
Mortgage notes payable, 5.86% due August 1, 2017	22,736	22,931
Mortgage note payable, 6.19%, due February 1, 2018	12,994	13,171
Unsecured revolving variable rate credit facility, LIBOR + 1.25%, due April 24, 2019	217,000	196,000
Unsecured term loan payable, LIBOR + 1.40%, $300,000 fixed through interest rate swaps at a blended rate of 3.22% through April 5, 2019, due April 24, 2020	350,000	350,000
Senior unsecured notes payable, 7.75%, due July 15, 2020	250,000	250,000
Senior unsecured notes payable, 5.75%, due August 15, 2022	350,000	350,000
Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Bonds payable, variable rate, due October 1, 2037	24,995	24,995
Less: deferred financing costs, net	(17,494)	(18,289)
Total debt	$1,996,131	$1,981,920

EPR Properties
Capital Structure
Senior Notes

Senior Debt Ratings as of March 31, 2016

Moody's	Baa2 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BBB- (stable)

Summary of Covenants

The Company's outstanding senior unsecured notes have fixed interest rates of 4.50%, 5.25%, 5.75% and 7.75%. Interest on the senior unsecured notes is paid semiannually. The senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 4.50%, 5.25%, 5.75% and 7.75% senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance.  The actual amounts as of March 31, 2016 and December 31, 2015 are:

		Actual	Actual
Note Covenants	Required	1st Quarter 2016 (1)	4th Quarter 2015 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	41%	43%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	5%	6%
Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service)	≥ 1.5 x	4.1x	4.0x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	237%	235%

(1) See page 14 for detailed calculations.

EPR Properties
Capital Structure
Senior Notes
(Unaudited, dollars in thousands)

Covenant Calculations

Total Assets:	March 31, 2016		Total Debt:		March 31, 2016
Total Assets per balance sheet	$4,343,540		Secured debt obligations		$269,775
Add: accumulated depreciation	562,195		Unsecured debt obligations:
Less: intangible assets	8,269		Unsecured debt		1,743,850
Total Assets	$4,914,004		Outstanding letters of credit		—
			Guarantees		22,929
			Derivatives at fair market value, net, if liability		—
			Total unsecured debt obligations:		1,766,779
Total Unencumbered Assets:	March 31, 2016		Total Debt		$2,036,554
Unencumbered real estate assets, gross	$3,882,368
Cash and cash equivalents	10,980
Land held for development	22,530
Property under development	266,574
Total Unencumbered Assets	$4,182,452

Consolidated Income Available for Debt Service:	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	Trailing Twelve Months
Adjusted EBITDA - continuing operations	$104,064	$97,962	$95,136	$87,522	$384,684
Add: Adjusted EBITDA - discontinued operations	—	—	170	68	238
Less: straight-line rental revenue	(3,089)	(3,267)	(2,738)	(3,211)	(12,305)
Consolidated Income Available for Debt Service	$100,975	$94,695	$92,568	$84,379	$372,617

Annual Debt Service:
Interest expense, gross	$25,580	$25,076	$25,300	$25,164	$101,120
Less: deferred financing fees amortization	(1,172)	(1,163)	(1,156)	(1,173)	(4,664)
Annual Debt Service	$24,408	$23,913	$24,144	$23,991	$96,456

Debt Service Coverage	4.1	4.0	3.8	3.5	3.9

EPR Properties
Capital Structure at March 31, 2016
(Unaudited, dollars in thousands except share information)

Equity

Security	Shares Issued and Outstanding	Price per share at March 31, 2016	Liquidation Preference	Dividend Rate	Convertible	Conversion Ratio at March 31, 2016

Common shares	63,341,268	$66.62	N/A	(1)	N/A	N/A
Series C	5,400,000	$25.98	$135,000	5.750%	Y	0.3774
Series E	3,450,000	$35.00	$86,250	9.000%	Y	0.4582
Series F	5,000,000	$26.20	$125,000	6.625%	N	N/A

Calculation of Total Market Capitalization:

Common shares outstanding at March 31, 2016 multiplied by closing price at March 31, 2016				$4,219,795
Aggregate liquidation value of Series C preferred shares (2)				135,000
Aggregate liquidation value of Series E preferred shares (2)				86,250
Aggregate liquidation value of Series F preferred shares (2)				125,000
Net debt at March 31, 2016 (3)				2,002,645
Total consolidated market capitalization				$6,568,690

(1) Total monthly dividends declared in the first quarter of 2016 were $0.96 per share.
(2) Excludes accrued unpaid dividends at March 31, 2016.
(3) See pages 29 through 31 for definitions.

EPR Properties
Summary of Ratios
(Unaudited)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Net debt to total market capitalization	30%	34%	37%	36%	32%	31%

Net debt to gross assets	41%	42%	43%	43%	40%	40%

Net debt/Adjusted EBITDA (1)(2)	4.81	5.09	5.31	5.54	5.12	4.48

Adjusted net debt/Annualized adjusted EBTIDA (3)(4)	4.76	n/a	n/a	n/a	n/a	n/a

Interest coverage ratio (5)	4.0	3.9	3.7	3.5	3.6	4.0

Fixed charge coverage ratio (5)	3.3	3.1	3.0	2.8	2.9	3.1

Debt service coverage ratio (5)	3.7	3.5	3.3	3.0	3.1	3.4

FFO payout ratio (6)	82%	77%	79%	81%	162%	78%

FFO as adjusted payout ratio (7)	81%	78%	78%	84%	88%	76%

AFFO payout ratio (8)	83%	80%	80%	88%	94%	81%

(1) See pages 29 through 31 for definitions.
(2) Adjusted EBITDA is for the quarter times four.
(3) Adjusted net debt is net debt less 40% times property under development. See pages 29 through 31 for definitions.
(4) Annualized adjusted EBITDA is adjusted EBITDA for the quarter further adjusted for in-service projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These adjustments can be found on pages 34 through 37 under the reconciliation of Quarterly GAAP NOI run rate. Amounts not calculated for periods prior to 2016. See pages 29 through 31 for definitions.

(5) See page 17 for detailed calculation.
(6) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(7) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(8) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

EPR Properties
Calculation of Interest, Fixed Charge and Debt Service Coverage Ratios
(Unaudited, dollars in thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014
Interest Coverage Ratio (1):
Net income	$54,180	$52,750	$50,195	$48,766	$42,821	$52,635
Transaction costs	444	700	783	4,429	1,606	1,131
Interest expense, gross	25,580	25,076	25,300	25,164	22,947	22,560
Retirement severance expense	—	—	—	—	18,578	—
Depreciation and amortization	25,955	24,915	23,498	21,849	19,355	17,989
Share-based compensation expense
to management and trustees	2,765	2,290	2,161	2,085	1,972	1,918
Costs associated with loan refinancing
or payoff	552	9	18	243	—	301
Interest cost capitalized	(2,291)	(4,283)	(4,771)	(5,145)	(4,348)	(2,543)
Straight-line rental revenue	(3,089)	(3,267)	(2,738)	(3,211)	(2,943)	(3,515)
Loss (gain) on sale of real estate	—	—	95	—	(23,924)	(879)
Deferred income tax expense (benefit)	(602)	(1,366)	53	(6,711)	6,888	184
Interest coverage amount	$103,494	$96,824	$94,594	$87,469	$82,952	$89,781

Interest expense, net	$23,289	$20,792	$20,529	$20,007	$18,587	$20,015
Interest income	—	1	—	12	12	2
Interest cost capitalized	2,291	4,283	4,771	5,145	4,348	2,543
Interest expense, gross	$25,580	$25,076	$25,300	$25,164	$22,947	$22,560

Interest coverage ratio	4.0	3.9	3.7	3.5	3.6	4.0

Fixed Charge Coverage Ratio (1):
Interest coverage amount	$103,494	$96,824	$94,594	$87,469	$82,952	$89,781

Interest expense, gross	$25,580	$25,076	$25,300	$25,164	$22,947	$22,560
Preferred share dividends	5,952	5,951	5,951	5,952	5,952	5,951
Fixed charges	$31,532	$31,027	$31,251	$31,116	$28,899	$28,511

Fixed charge coverage ratio	3.3	3.1	3.0	2.8	2.9	3.1

Debt Service Coverage Ratio (1):
Interest coverage amount	$103,494	$96,824	$94,594	$87,469	$82,952	$89,781

Interest expense, gross	$25,580	$25,076	$25,300	$25,164	$22,947	$22,560
Recurring principal payments	2,598	2,900	3,363	3,560	3,711	3,654
Debt service	$28,178	$27,976	$28,663	$28,724	$26,658	$26,214

Debt service coverage ratio	3.7	3.5	3.3	3.0	3.1	3.4

(1) See pages 29 through 31 for definitions. Amounts above include the impact of discontinued operations, which is separately classified in the income statement. See Appendix on pages 32 through 37 for reconciliations of certain non-GAAP financial measures.

EPR Properties
Summary of Mortgage Notes Receivable
(Unaudited, dollars in thousands)

Summary of Mortgage Notes Receivable

	March 31, 2016	December 31, 2015
Mortgage note and related accrued interest receivable, 9.50%, paid in full January 5, 2016	$—	$19,944
Mortgage note and related accrued interest receivable, 9.75%, paid in full April 22, 2016	44,357	22,188
Mortgage note and related accrued interest receivable, 9.00%, due September 30, 2016	1,287	1,257
Mortgage note receivable, 5.50%, due November 1, 2016	2,500	2,500
Mortgage note receivable and related accrued interest receivable, 9.00%, due March 11, 2017	1,454	1,454
Mortgage notes and related accrued interest receivable, 7.00% to 10.00%, due May 1, 2019	164,543	164,543
Mortgage note and related accrued interest receivable, 10.65%, due June 28, 2032	36,032	36,032
Mortgage note and related accrued interest receivable, 9.00%, due December 31, 2032	5,435	5,469
Mortgage notes and related accrued interest receivable, 9.50%, due April 30, 2033	31,010	30,680
Mortgage note and related accrued interest receivable, 10.25%, due June 30, 2033	3,493	3,488
Mortgage note, 11.31%, due July 1, 2033	12,721	12,781
Mortgage note and related accrued interest receivable, 8.50%, due June 30, 2034	6,873	4,900
Mortgage note and related accrued interest receivable, 9.50%, due August 31, 2034	12,411	12,392
Mortgage note and related accrued interest receivable, 11.10%, due December 1, 2034	51,250	51,450
Mortgage notes, 10.13%, due December 1, 2034	37,562	37,562
Mortgage notes, 10.40%, due December 1, 2034	4,550	4,550
Mortgage note and related accrued interest receivable, 8.00%, due January 5, 2036	21,000	—
Mortgage note and related accrued interest receivable, 10.25%, due July 1, 2036	12,984	9,147
Mortgage note and related accrued interest receivable, 9.75%, due October 1, 2036	7,967	3,443
Total mortgage notes and related accrued interest receivable	$457,429	$423,780

Payments Due on Mortgage Notes Receivable

	As of March 31, 2016
Year:
2016	$4,807
2017	2,457
2018	902
2019	165,546
2020	1,112
Thereafter	282,605
Total	$457,429

EPR Properties
Capital Spending and Disposition Summaries
(Unaudited, dollars in thousands)

2016 Capital Spending:
Description	Location	Operating Segment	Capital Spending Three Months Ended March 31, 2016
Development and redevelopment of megaplex theatres	various	Entertainment	$8,844
Development of other entertainment and retail projects	various	Entertainment	1,856
Acquisition of family entertainment center	Marietta, GA	Entertainment	14,988
Investment in mortgage note receivable for entertainment retail center	Charlotte, NC	Entertainment	22,000
Investment in mortgage notes receivable for public charter schools	various	Education	2,378
Development of public charter school properties	various	Education	18,378
Development of early childhood education centers	various	Education	20,242
Development of private school properties	various	Education	4,825
Development of Topgolf golf entertainment facilities	various	Recreation	29,640
Investment in mortgage note receivable for ski resort	Hunter, NY	Recreation	21,000
Investment in waterpark hotel for casino and resort project	Sullivan County, NY	Recreation	801
Investment in casino and resort project	Sullivan County, NY	Other	186
Total investment spending			$145,138
Infrastructure spending for casino and resort project (1)	Sullivan County, NY	Other	6,183
Other capital acquisitions, net	various	n/a	1,010
Total capital spending			$152,331

2016 Dispositions:
Description	Location	Date of Disposition	Net Sales Proceeds
Land easement sale	D'Iberville, MS	January 2016	$397
Sale of excess land	Sullivan County, NY	February 2016	1,523

(1) Infrastructure spending for the Adelaar casino and resort project is expected to be financed primarily through the issuance of tax-exempt public infrastructure bonds. Total infrastructure spending through March 31, 2016 is $35.0 million.

EPR Properties
Property Under Development - Investment Spending Estimates at March 31, 2016 (1)
(Unaudited, dollars in thousands)

	March 31, 2016		Owned Build-to-Suit Spending Estimates
	Property Under Development	# of Projects	2nd Quarter 2016	3rd Quarter 2016	4th Quarter 2016	1st Quarter 2017	Thereafter	Total Expected Cost (2)	% Leased
Entertainment	$16,865	6	$6,846	$4,009	$2,752	$6,418	$13,389	$50,279	100%
Education	131,863	24	45,095	52,015	49,719	16,300	10,960	305,952	100%
Recreation (3)	68,747	5	18,280	18,780	9,615	10,000	118,836	244,258	100%
Total Build-to-Suit	217,475	35	$70,221	$74,804	$62,086	$32,718	$143,185	$600,489
Non Build-to-Suit Development	14,068
Adelaar (4)	35,031
Total Property Under Development	$266,574

		March 31, 2016	Owned Build-to-Suit In-Service Estimates
		# of Projects	2nd Quarter 2016	3rd Quarter 2016	4th Quarter 2016	1st Quarter 2017	Thereafter	Total In-Service (2)	Actual In-Service 1st Quarter 2016
Entertainment		6	$14,021	$9,200	$—	$—	$27,058	$50,279	$2,541
Education		24	44,521	46,873	91,313	42,743	80,502	305,952	22,311
Recreation		5	—	24,680	37,160	—	182,418	244,258	—
Total Build-to-Suit		35	$58,542	$80,753	$128,473	$42,743	$289,978	$600,489	$24,852

	March 31, 2016		Mortgage Build-to-Suit Spending Estimates
	Mortgage Notes Receivable	# of Projects	2nd Quarter 2016	3rd Quarter 2016	4th Quarter 2016	1st Quarter 2017	Thereafter	Total Expected Cost (2)
Entertainment	$—	—	$—	$—	$—	$—	$—	$—
Education	6,873	1	900	592	—	—	—	8,365
Recreation	20,951	2	8,265	4,456	1,764	—	—	35,436
Total Build-to-Suit Mortgage Notes	27,824	3	$9,165	$5,048	$1,764	$—	$—	$43,801
Non Build-to-Suit Mortgage Notes	429,605
Total Mortgage Notes Receivable	$457,429

(1) This schedule includes only those properties for which the Company has closed on a contract (lease or mortgage) and commenced construction as of March 31, 2016.
(2) "Total Expected Cost" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).

(3) Recreation includes costs related to waterpark hotel at Adelaar.
(4) Adelaar property under development excludes $39.5 million in costs related to waterpark hotel and includes $35.0 million expected to be reimbursed through the issuance of tax-exempt public infrastructure bonds.

Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

EPR Properties
Financial Information by Asset Type
For the Three Months Ended March 31, 2016
(Unaudited, dollars in thousands)

	Entertainment	Education	Recreation	Other	Subtotal	Corporate/Unallocated	Consolidated
Rental revenue	$60,138	$17,180	$14,696	$1,764	$93,778	$—	$93,778
Tenant reimbursements	3,863	2	—	—	3,865	—	3,865
Other income	4	—	489	—	493	717	1,210
Mortgage and other financing income	2,152	10,731	6,998	34	19,915	—	19,915
Total revenue	66,157	27,913	22,183	1,798	118,051	717	118,768

Property operating expense	5,252	—	8	83	5,343	138	5,481
Other expense	—	—	—	5	5	—	5
Total investment expenses	5,252	—	8	88	5,348	138	5,486
General and administrative expense	—	—	—	—	—	9,218	9,218
Transaction costs	—	—	—	—	—	444	444
EBITDA - continuing operations	$60,905	$27,913	$22,175	$1,710	$112,703	$(9,083)	$103,620
	54%	25%	20%	1%	100%

Add: transaction costs						444	444
Adjusted EBITDA - continuing operations							104,064

Reconciliation to Consolidated Statements of Income:
Costs associated with loan refinancing or payoff						(552)	(552)
Interest expense, net						(23,289)	(23,289)
Transaction costs						(444)	(444)
Depreciation and amortization						(25,955)	(25,955)
Equity in income from joint ventures						212	212
Income tax benefit						144	144
Net income attributable to EPR Properties							54,180
Preferred dividend requirements						(5,952)	(5,952)
Net income available to common shareholders of EPR Properties							$48,228

EPR Properties
Financial Information by Asset Type
For the Three Months Ended March 31, 2015
(Unaudited, dollars in thousands)

	Entertainment	Education	Recreation	Other	Subtotal	Corporate/Unallocated	Consolidated
Rental revenue	$59,941	$10,094	$6,705	$—	$76,740	$—	$76,740
Tenant reimbursements	4,326	—	—	(23)	4,303	—	4,303
Other income	3	—	—	—	3	547	550
Mortgage and other financing income	1,782	7,783	8,181	97	17,843	—	17,843
Total revenue	66,052	17,877	14,886	74	98,889	547	99,436

Property operating expense	6,294	—	—	63	6,357	—	6,357
Other expense	—	—	—	102	102	—	102
Total investment expenses	6,294	—	—	165	6,459	—	6,459
General and administrative expense	—	—	—	—	—	7,682	7,682
Retirement severance expense	—	—	—	—	—	18,578	18,578
Transaction costs	—	—	—	—	—	1,606	1,606
EBITDA - continuing operations	$59,758	$17,877	$14,886	$(91)	$92,430	$(27,319)	$65,111
	65%	19%	16%	—%	100%

Add: transaction costs						1,606	1,606
Add: retirement severance expense						18,578	18,578
Adjusted EBITDA - continuing operations							85,295

Reconciliation to Consolidated Statements of Income:
Interest expense, net						(18,587)	(18,587)
Transaction costs						(1,606)	(1,606)
Retirement severance expense						(18,578)	(18,578)
Depreciation and amortization						(19,355)	(19,355)
Equity in income from joint ventures						164	164
Gain on sale of real estate						23,924	23,924
Income tax expense						(8,426)	(8,426)
Discontinued operations:
Loss from discontinued operations						(10)	(10)
Net income attributable to EPR Properties							42,821
Preferred dividend requirements						(5,952)	(5,952)
Net income available to common shareholders of EPR Properties							$36,869

EPR Properties
Investment Information by Asset Type
As of March 31, 2016 and December 31, 2015
(Unaudited, dollars in thousands)

	As of March 31, 2016
	Entertainment	Education	Recreation	Other	Consolidated
Rental properties, net of accumulated depreciation	$1,862,006	$616,501	$581,896	$153,944	$3,214,347
Add back accumulated depreciation on rental properties	507,345	28,353	26,497	—	562,195
Land held for development	4,457	1,258	—	16,815	22,530
Property under development	30,208	132,587	68,748	35,031	266,574
Mortgage notes and related accrued interest receivable, net	80,389	61,963	312,577	2,500	457,429
Investment in a direct financing lease, net	—	191,720	—	—	191,720
Investment in joint ventures	5,869	—	—	—	5,869
Intangible assets, gross (1)	21,345	—	—	—	21,345
Notes receivable and related accrued interest receivable, net (1)	1,936	—	—	—	1,936
Total investments (2)	$2,513,555	$1,032,382	$989,718	$208,290	$4,743,945
% of total investments	53%	22%	21%	4%	100%

	As of December 31, 2015
	Entertainment	Education	Recreation	Other	Consolidated
Rental properties, net of accumulated depreciation	$1,849,604	$597,795	$577,800	$—	$3,025,199
Add back accumulated depreciation on rental properties	487,823	23,879	22,601	—	534,303
Land held for development	4,457	1,258	—	17,895	23,610
Property under development	23,625	112,794	59,453	183,048	378,920
Mortgage notes and related accrued interest receivable, net	58,220	79,584	283,476	2,500	423,780
Investment in a direct financing lease, net	—	190,880	—	—	190,880
Investment in joint ventures	6,168	—	—	—	6,168
Intangible assets, gross (1)	20,715	—	—	—	20,715
Notes receivable and related accrued interest receivable, net (1)	2,228	—	—	—	2,228
Total investments (2)	$2,452,840	$1,006,190	$943,330	$203,443	$4,605,803
% of total investments	53%	22%	21%	4%	100%

(1) Included in other assets in the consolidated balance sheets as of March 31, 2016 in the Company's Quarterly Report on Form 10-Q and December 31, 2015 in the Company's Annual Report on Form 10-K. Reconciliation is as follows:

	3/31/2016	12/31/2015
Intangible assets, gross	$21,345	$20,715
Less: accumulated amortization on intangible assets	(13,076)	(12,079)
Notes receivable and related accrued interest receivable, net	1,936	2,228
Prepaid expenses and other current assets	78,055	83,887
Total other assets	$88,260	$94,751

(2) See pages 29 through 31 for definitions.

EPR Properties
Lease Expirations
As of March 31, 2016
(Unaudited, dollars in thousands)

	Megaplex Theatres				Education Portfolio				Recreation Portfolio
Year	Total Number of Properties		Rental Revenue for the Trailing Twelve Months Ended March 31, 2016 (1)	% of Total Revenue	Total Number of Properties		Financing Income/Rental Revenue for the Trailing Twelve Months Ended March 31, 2016	% of Total Revenue	Total Number of Properties	Rental Revenue for the Trailing Twelve Months Ended March 31, 2016	% of Total Revenue

2016	3		$8,895	2%	1		$324	—%	—	$—	—%
2017	4		7,354	2%	1		1,468	—%	—	—	—%
2018	16		26,386	6%	—		—	—%	—	—	—%
2019	5		12,604	3%	—		—	—%	—	—	—%
2020	8		14,141	3%	—		—	—%	—	—	—%
2021	6		7,996	2%	—		—	—%	—	—	—%
2022	12		22,305	5%	—		—	—%	—	—	—%
2023	5		10,602	3%	—		—	—%	—	—	—%
2024	14		27,602	6%	—		—	—%	—	—	—%
2025	8		14,739	3%	—		—	—%	—	—	—%
2026	6		10,804	3%	—		—	—%	—	—	—%
2027	13	(2)	15,028	3%	—		—	—%	1	2,896	—%
2028	4		6,065	1%	—		—	—%	—	—	—%
2029	16	(3)	16,782	4%	—		—	—%	—	—	—%
2030	1		840	—%	—		—	—%	—	—	—%
2031	5	(4)	6,893	2%	11	(5)	7,834	2%	—	—	—%
2032	3		2,047	—%	13	(6)	17,083	4%	3	4,506	1%
2033	6		4,446	1%	16	(7)	16,747	4%	1	1,676	—%
2034	2		1,977	1%	15		20,675	5%	6	11,200	3%
2035	2		648	—%	24	(8)	16,600	4%	11	28,624	7%
Thereafter	—		—	—	3		847	—%	1	127	—%
	139		$218,154	50%	84		$81,578	19%	23	$49,029	11%

Note: This schedule relates to owned megaplex theatres, public charter schools, early education centers, private schools, ski parks and golf entertainment complexes only, which together represent approximately 80% of total revenue for the trailing twelve months ended March 31, 2016. This schedule excludes properties under construction, land held for development and investments in mortgage notes receivable.

(1) Consists of rental revenue and tenant reimbursements.
(2) Eleven of these theatre properties are leased under a master lease.
(3) Fifteen of these theatre properties are leased under a master lease.
(4) Four of these theatre properties are leased under a master lease.
(5) Four of these education properties are leased under a master lease to Imagine.
(6) Five of these education properties are leased under a master lease to Imagine.
(7) Nine of these education properties are leased under a master lease to Imagine.
(8) Three of these education properties are leased under a master lease to Imagine.

EPR Properties
Top Ten Customers by Revenue from Continuing Operations
(Unaudited, dollars in thousands)

			Total Revenue For The
			Three Months Ended	Percentage of
	Customers	Asset Type	March 31, 2016	Total Revenue

1.	AMC Theatres	Entertainment	$21,769	18%
2.	Regal Entertainment Group	Entertainment	10,619	9%
3.	Topgolf	Recreation	9,218	8%
4.	Cinemark	Entertainment	8,387	7%
5.	Imagine Schools	Education	5,747	5%
6.	Carmike Cinemas	Entertainment	4,887	4%
7.	Camelback Resort	Recreation	4,705	4%
8.	Schlitterbahn	Recreation	3,362	3%
9.	Peak Resorts	Recreation	3,187	3%
10.	Southern Theatres	Entertainment	3,146	2%

	Total		$75,027	63%

EPR Properties
Net Asset Value (NAV) Components
As of March 31, 2016
(Unaudited, dollars and shares in thousands)

Annualized Cash Net Operating Income (NOI) Run Rate (for NAV calculations) (1)
	Owned	Financed	Total
Megaplex	$193,304	$1,072	$194,376
ERC's/Retail	41,772	4,272	46,044
Other Entertainment	4,104	3,808	7,912
Entertainment	239,180	9,152	248,332

Public Charter Schools	34,236	24,836	59,072
Early Childhood Education	10,688	—	10,688
Private Schools	12,840	—	12,840
Education	57,764	24,836	82,600

Ski Areas	9,404	11,532	20,936
Waterparks	15,380	14,968	30,348
Golf Entertainment Complexes	34,804	3,472	38,276
Recreation	59,588	29,972	89,560

Annualized cash NOI run rate	$356,532	$63,960	$420,492

Other NAV Components
Assets		Liabilities
Property under development	$266,574	Long-term debt (2)		$2,013,625
Land held for development	22,530	Series E liquidation value		86,250
Adelaar land in-service	153,944	Series F liquidation value		125,000
Investment in joint ventures	5,869	Accounts payable and accrued liabilties		77,523
Cash and cash equivalents	10,980	Preferred dividends payable		5,952
Restricted cash	23,428	Unearned rents and interest (4)		28,180
Accounts receivable, net (3)	6,657
Prepaid expenses and other current assets (5)	61,310

Shares
Common shares outstanding	63,341
Effect of dilutive securities - share options	80
Effect of dilutive Series C preferred shares	2,038
Diluted shares outstanding	65,459

(1) See pages 29 through 31 for definitions and see Appendix on pages 32 through 37 for reconciliations of certain non-GAAP financial measures. NOI amounts above are based on the three months ended March 31, 2016.
(2) Excludes deferred financing costs, net of $17.5 million.
(3) Excludes straight-line receivable of $55.7 million.
(4) Excludes deferred rent liabilities related to portions of rental properties funded by tenants of $16.1 million and cash paid by tenants during construction of $12.3 million.
(5) Excludes deferred tax assets of $12.2 million and deferred financing costs, net of $4.5 million.

EPR Properties
Annualized GAAP Net Operating Income
As of March 31, 2016
(Unaudited, dollars in thousands)

Annualized GAAP Net Operating Income (NOI) Run Rate (1)
	Owned	Financed	Total
Megaplex	$194,112	$1,072	$195,184
ERC's/Retail	39,792	4,272	44,064
Other Entertainment	4,148	3,808	7,956
Entertainment	238,052	9,152	247,204

Public Charter Schools	42,916	28,548	71,464
Early Childhood Education	12,232	—	12,232
Private Schools	14,088	—	14,088
Education	69,236	28,548	97,784

Ski Areas	9,672	11,532	21,204
Waterparks	15,380	14,968	30,348
Golf Entertainment Complexes	35,580	3,472	39,052
Recreation	60,632	29,972	90,604

Annualized GAAP NOI run rate	$367,920	$67,672	$435,592

(1) See pages 29 through 31 for definitions and see Appendix on pages 32 through 37 for reconciliations of certain non-GAAP financial measures. NOI amounts above are based on the three months ended March 31, 2016.

EPR Properties
Guidance
(Dollars in millions except for per share information)

Measure		2016 Guidance
	YTD Actuals	Current			Prior
Investment spending	$145.1	$600.0	to	$650.0	$600.0	to	$650.0
Disposition proceeds and mortgage note payoff	$21.2	$75.0	to	$175.0	$75.0	to	$175.0

Prepayment fees - public charter schools (2)	$3.6	$3.6			$3.6
Termination fees - public charter schools (3)	$—	$2.4	to	$3.9	$2.4	to	$5.4
Percentage rent	$0.6	$3.4	to	$3.8	$3.4	to	$4.2
Participating interest income	$—	$1.2	to	$1.6	$1.2	to	$1.6
General and administrative expense	$9.2	$34.0	to	$35.0	$34.0	to	$35.0

FFO per diluted share (1)	$1.17	$4.62	to	$4.68	$4.61	to	$4.67
FFO as adjusted per diluted share (1)	$1.18	$4.70	to	$4.80	$4.70	to	$4.80

Reconciliation from Net income available to common shareholders of EPR Properties (per diluted share):	YTD Actuals	2016 Current Guidance
Net income available to common shareholders of EPR Properties	$0.77	$3.01	to	$3.11
Gain on sale of real estate (excluding land sales) (3)	—	$(0.04)	to	$(0.08)
Real estate depreciation and amortization	0.41	1.67
Allocated share of joint venture depreciation	—	—
Impact of Series C Dilution	(0.01)	(0.02)
FFO available to common shareholders of EPR Properties (1)	$1.17	$4.62	to	$4.68
Costs associated with loan refinancing or payoff	0.01	0.01
Transaction costs	0.01	0.04
Termination fees - public charter schools (3)	—	$0.04	to	$0.08
Deferred income tax expense	(0.01)	(0.01)
FFO as adjusted available to common shareholders of EPR Properties (1)	$1.18	$4.70	to	$4.80

Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. See cautionary statement concerning forward-looking statements on page 3.

(1) Per share results include the effect of the conversion of the 5.75% Series C cumulative convertible preferred shares.

(2) Prepayment fees received related to mortgage agreements are included in mortgage and other financing income per GAAP and are included in FFO and FFO as adjusted.

(3) Termination fees received related to leases where an operator exercises its option to purchase the property and terminates the lease prior to the lease maturity are included in gain on sale of real estate per GAAP and are excluded from FFO (in accordance with the NAREIT definition) but then included in FFO as adjusted. Including in FFO as adjusted is consistent with how prepayment fees received are treated related to the prepayment of mortgage agreements.

EPR Properties
Definitions - Non-GAAP Financial Measures

EBITDA, ADJUSTED EBITDA, AND ANNUALIZED ADJUSTED EBITDA
EBITDA is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. Management uses EBITDA in its analysis of the business and operations of the Company and believes it is useful to investors because it excludes various items included in net income that are not indicative of operating performance, such as gains (or losses) from sales of property and depreciation and amortization and is used in computing various financial ratios as a measure of operational performance. The Company computes EBITDA as the sum of net income available to common shareholders plus costs associated with loan refinancing or payoff, interest expense (net), depreciation and amortization, less equity in income from joint ventures, gain on sale of real estate, income tax expense or benefit and preferred dividend requirements. Adjusted EBITDA is presented to also add back the effect of non-cash impairment charges, retirement severance expense, the provision for loan losses and transaction costs (benefit), and is then multiplied by four to get an annual amount. Annualized Adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service projects, percentage rent and participating interest and other non-recurring items, which is then multiplied by four to get an annual amount.

The Company’s method of calculating EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.

NET DEBT AND ADJUSTED NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and cash and cash equivalents, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted net debt is net debt less 40% times property under development to remove the estimated portion of property under development that has been financed with debt but has not yet produced earnings. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET DEBT TO ADJUSTED EBIDTA AND ADJUSTED NET DEBT TO ANNUALIZED ADJUSTED EBITDA
Net Debt to Adjusted EBITDA and Adjusted Net Debt to Annualized Adjusted EBITDA are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating both ratios may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET OPERATING INCOME ("NOI") AND NOI RUN RATES
NOI is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. Management uses NOI in its analysis of the operations and valuation of the Company and believes it is useful to investors because it excludes various items included in net income that are not indicative of the operating performance of the Company's investments, such as gains (or losses) from sales of property, depreciation and amortization, and general and administrative expense, and is used in computing various financial ratios as a measure of operational performance. The Company computes NOI by adding back to Adjusted EBITDA - Continuing Operations the impact of general and administrative expense and corporate/unallocated and other.

Quarterly Cash NOI Run Rate is computed by taking quarterly NOI and making adjustments for in-service projects, percentage rent and participating interest, non-cash revenue and non-recurring adjustments to provide a quarterly cash run rate of such measure. Quarterly Cash NOI Run Rate multiplied by four equals Annualized Cash NOI Run Rate.

Quarterly GAAP NOI Run Rate is computed by taking quarterly NOI and making adjustments for in-service projects, percentage rent and participating interest and non-recurring adjustments to provide a quarterly GAAP run rate of such measure. Quarterly GAAP NOI Run Rate multiplied by four equals Annualized GAAP NOI Run Rate.

The Company's method of calculating NOI, Quarterly Cash NOI Run Rate and Quarterly GAAP NOI Run Rate may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, we calculate FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales [or acquisitions] of depreciable operating properties and impairment losses of depreciable real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. We have calculated FFO for all periods presented in accordance with this definition. In addition, we present FFO as adjusted by adding to FFO costs (gains) associated with loan refinancing or payoff, net, transaction costs (benefit), retirement severance expense, provision for loan losses, preferred share redemption costs and termination fees associated with tenants' exercises of public charter school buy-out options and by subtracting gain on early extinguishment of debt, gain (loss) on sale of land and deferred income tax benefit (expense). FFO and FFO as adjusted are a non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, we present AFFO by adding to FFO provision for loan losses, transaction costs (benefit), retirement severance expense, non-real estate depreciation and amortization, deferred financing fees amortization, costs (gain) associated with loan refinancing or payoff, net, share-based compensation expense to management and trustees, amortization of above market leases, net, preferred share redemption costs, and termination fees associated with tenants' exercises of public charter school buy-out options; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue, the non-cash portion of mortgage and other financing income, gain (loss) on sale of land and deferred income tax benefit (expense). AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. We calculate the interest coverage amount by adding to net income impairment charges, provision for loan losses, transaction costs (benefit), interest expense, gross (including interest expense in discontinued operations), retirement severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs (gain) associated with loan refinancing or payoff, net; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale or acquisition of real estate from continuing and discontinued operations, gain on previously held equity interest and deferred income tax benefit (expense). We calculated interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. We consider the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. Our calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. We consider the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. Our calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. We consider the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. Our calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

TOTAL INVESTMENTS
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of rental properties (before accumulated depreciation), rental properties held for sale (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in a direct financing lease, net, investment in joint ventures, intangible assets, gross (included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested.

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
First Quarter Ended March 31, 2016

EPR Properties
Reconciliation of Interest Coverage Amount to Net Cash Provided by Operating Activities
(Unaudited, dollars in thousands)

The interest coverage amount per the table on page 17 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used in investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014

Net cash provided by operating activities	$69,077	$93,638	$64,415	$62,889	$57,518	$82,087

Equity in income from joint ventures	212	268	339	198	164	395
Distributions from joint ventures	(511)	(540)	—	—	—	—
Amortization of deferred financing costs	(1,172)	(1,163)	(1,156)	(1,173)	(1,096)	(1,090)
Amortization of above market leases, net	(48)	(47)	(48)	(49)	(48)	(48)
Increase (decrease) in mortgage notes and related accrued interest receivable	(514)	(1,332)	2,456	2,410	599	1,674
Increase (decrease) in restricted cash	2,221	(1,923)	373	197	(730)	(1,486)
Increase (decrease) in accounts receivable, net	2,968	3,303	(805)	6,981	1,865	3,124
Increase in direct financing lease receivable	840	851	826	948	934	782
Increase (decrease) in other assets	2,907	(2,744)	344	(834)	2,891	(664)
Decrease (increase) in accounts payable and accrued liabilities	6,878	(8,406)	8,697	(3,437)	(2,529)	(12,711)
Decrease (increase) in unearned rents and interest	(8)	(3,307)	579	(1,898)	(6,079)	85
Straight-line rental revenue	(3,089)	(3,267)	(2,738)	(3,211)	(2,943)	(3,515)
Interest expense, gross	25,580	25,076	25,300	25,164	22,947	22,560
Interest cost capitalized	(2,291)	(4,283)	(4,771)	(5,145)	(4,348)	(2,543)
Transaction costs	444	700	783	4,429	1,606	1,131
Retirement severance expense (cash portion)	—	—	—	—	12,201	—
Interest coverage amount (1)	$103,494	$96,824	$94,594	$87,469	$82,952	$89,781

(1) See pages 29 through 31 for definitions. Amounts above include the impact of discontinued operations, which is separately classified in the income statement.

EPR Properties
Reconciliations of Quarterly Cash NOI Run Rate and Quarterly GAAP NOI Run Rate

Net Operating Income ("NOI"), Quarterly Cash NOI Run Rate and Quarterly GAAP NOI Run Rate as used on pages 26 and 27 are non-GAAP financial measures and should not be considered as alternatives to net income (loss) in accordance with GAAP as indications of our performance or to cash flows as a measure of our liquidity. The tables on pages 35 through 37 provide reconciliations of these non-GAAP measures with respect to each segment and property type, and should be read in conjunction with the reconciliations on page 21 of our segment EBITDA - continuing operations to our net income.

The following explanatory notes apply to the tables on pages 35 through 37.

(1) Adjustments for Corporate/Unallocated and Other is calculated by subtracting total investment expenses from total revenue for these categories on p.21.
(2) Adjustments for properties commencing or terminating GAAP net operating income during the quarter.
(3) To adjust percentage rents and participating interest income from the actual latest quarterly amount to the trailing 12 month amount divided by 4.
(4) Adjustments for properties commencing or terminating cash payments during the quarter, as well as in-service projects with only straight-line revenue.
(5) Adjustments to income from mortgages receivable to be consistent with end of quarter balance.
(6) Non-recurring adjustments relate to termination fees and a gain from an insurance claim.

EPR Properties
Reconciliation of Net Asset Value (NAV) Components
(Unaudited, dollars in thousands)

Annualized Net Operating Income (NOI) Run Rates - Owned Properties (for NAV calculations)
For the three months ended March 31, 2016

	Entertainment				Education				Recreation
	Megaplex	ERC's/Retail	Other Entertainment	Entertainment Total	Public Charter Schools	Early Childhood Education	Private Schools	Education Total	Ski Areas	Waterparks	Golf Entertainment Complexes	Recreation Total	Corporate/unallocated and other	Total
Total revenue	$48,812	$14,249	$944	$64,005	$10,654	$2,876	$3,652	$17,182	$2,889	$3,853	$8,443	$15,185	$2,481	$98,853
Property operating expense	157	4,830	265	5,252	—	—	—	—	—	8	—	8	221	5,481
Other expense	—	—	—	—	—	—	—	—	—	—	—	—	5	5
Total investment expense	157	4,830	265	5,252	—	—	—	—	—	8	—	8	226	5,486
General and administrative expense	—	—	—	—	—	—	—	—	—	—	—	—	9,218	9,218
Transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	444	444
EBITDA-continuing operations	$48,655	$9,419	$679	$58,753	$10,654	$2,876	$3,652	$17,182	$2,889	$3,845	$8,443	$15,177	$(7,407)	$83,705
Add: transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	444	444
Adjusted EBITDA-continuing operations	$48,655	$9,419	$679	$58,753	$10,654	$2,876	$3,652	$17,182	$2,889	$3,845	$8,443	$15,177	$(6,963)	$84,149
General and administrative expense	—	—	—	—	—	—	—	—	—	—	—	—	9,218	9,218
Corporate/unallocated and other (1)	—	—	—	—	—	—	—	—	—	—	—	—	(2,255)	(2,255)
NOI	$48,655	$9,419	$679	$58,753	$10,654	$2,876	$3,652	$17,182	$2,889	$3,845	$8,443	$15,177	$—	$91,112

Quarterly GAAP NOI run rate
NOI	$48,655	$9,419	$679	$58,753	$10,654	$2,876	$3,652	$17,182	$2,889	$3,845	$8,443	$15,177	$—	$91,112
In-service adjustments (2)	17	—	358	375	75	182	—	257	—	—	64	64	—	696
Percentage rent/participation adjustments (3)	(141)	80	—	(61)	—	—	(130)	(130)	18	—	388	406	—	215
Non-recurring adjustments (6)	(3)	449	—	446	—	—	—	—	(489)	—	—	(489)	—	(43)
Quarterly GAAP NOI run rate	$48,528	$9,948	$1,037	$59,513	$10,729	$3,058	$3,522	$17,309	$2,418	$3,845	$8,895	$15,158	$—	$91,980
	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4		x4
Annualized GAAP NOI run rate	$194,112	$39,792	$4,148	$238,052	$42,916	$12,232	$14,088	$69,236	$9,672	$15,380	$35,580	$60,632	$—	$367,920
Quarterly cash NOI run rate
NOI	$48,655	$9,419	$679	$58,753	$10,654	$2,876	$3,652	$17,182	$2,889	$3,845	$8,443	$15,177	$—	$91,112
In-service adjustments (4)	—	—	358	358	92	667	—	759	—	—	64	64	—	1,181
Percentage rent/participation adjustments (3)	(141)	80	—	(61)	—	—	(130)	(130)	18	—	388	406	—	215
Non-recurring adjustments (6)	(3)	449	—	446	—	—	—	—	(489)	—	—	(489)	—	(43)
Non-cash revenue	(185)	495	(11)	299	(2,187)	(871)	(312)	(3,370)	(67)	—	(194)	(261)	—	(3,332)
Quarterly cash NOI run rate	48,326	10,443	1,026	59,795	8,559	2,672	3,210	14,441	2,351	3,845	8,701	14,897	—	89,133
	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4		x4
Annualized cash NOI run rate	$193,304	$41,772	$4,104	$239,180	$34,236	$10,688	$12,840	$57,764	$9,404	$15,380	$34,804	$59,588	$—	$356,532

EPR Properties
Reconciliation of Net Asset Value (NAV) Components
(Unaudited, dollars in thousands)

Annualized Net Operating Income (NOI) Run Rates - Financed Properties (for NAV calculations)
For the three months ended March 31, 2016

	Entertainment				Education				Recreation
	Megaplex	ERC's/Retail	Other Entertainment	Entertainment Total	Public Charter Schools	Early Childhood Education	Private Schools	Education Total	Ski Areas	Waterparks	Golf Entertainment Complexes	Recreation Total	Corporate/unallocated and other	Total
Total revenue	$268	$932	$952	$2,152	$10,731	$—	$—	$10,731	$2,860	$3,363	$775	$6,998	$34	$19,915
Property operating expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total investment expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—
General and administrative expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
EBITDA-continuing operations	$268	$932	$952	$2,152	$10,731	$—	$—	$10,731	$2,860	$3,363	$775	$6,998	$34	$19,915
Add: transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Adjusted EBITDA-continuing operations	$268	$932	$952	$2,152	$10,731	$—	$—	$10,731	$2,860	$3,363	$775	$6,998	$34	$19,915
General and administrative expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Corporate/unallocated and other (1)	—	—	—	—	—	—	—	—	—	—	—	—	(34)	(34)
NOI	$268	$932	$952	$2,152	$10,731	$—	$—	$10,731	$2,860	$3,363	$775	$6,998	$—	$19,881

Quarterly GAAP NOI run rate
NOI	$268	$932	$952	$2,152	$10,731	$—	$—	$10,731	$2,860	$3,363	$775	$6,998	$—	$19,881
In-service adjustments (5)	—	136	—	136	—	—	—	—	23	—	93	116	—	252
Percentage rent/participation adjustments (3)	—	—	—	—	—	—	—	—	—	379	—	379	—	379
Non-recurring adjustments (6)	—	—	—	—	(3,594)	—	—	(3,594)	—	—	—	—	—	(3,594)
Quarterly GAAP NOI run rate	$268	$1,068	$952	$2,288	$7,137	$—	$—	$7,137	$2,883	$3,742	$868	$7,493	$—	$16,918
	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4		x4
Annualized GAAP NOI run rate	$1,072	$4,272	$3,808	$9,152	$28,548	$—	$—	$28,548	$11,532	$14,968	$3,472	$29,972	$—	$67,672
Quarterly cash NOI run rate
NOI	$268	$932	$952	$2,152	$10,731	$—	$—	$10,731	$2,860	$3,363	$775	$6,998	$—	$19,881
In-service adjustments (5)	—	136	—	136	—	—	—	—	23	—	93	116	—	252
Percentage rent/participation adjustments (3)	—	—	—	—	—	—	—	—	—	379	—	379	—	379
Non-recurring adjustments (6)	—	—	—	—	(3,594)	—	—	(3,594)	—	—	—	—	—	(3,594)
Non-cash revenue	—	—	—	—	(928)	—	—	(928)	—	—	—	—	—	(928)
Quarterly cash NOI run rate	268	1,068	952	2,288	6,209	—	—	6,209	2,883	3,742	868	7,493	—	15,990
	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4		x4
Annualized cash NOI run rate	$1,072	$4,272	$3,808	$9,152	$24,836	$—	$—	$24,836	$11,532	$14,968	$3,472	$29,972	$—	$63,960

EPR Properties
Reconciliation of Net Asset Value (NAV) Components
(Unaudited, dollars in thousands)

Annualized Net Operating Income (NOI) Run Rates - Total - Owned and Financed Properties (for NAV calculations) - sum of pages 35 and 36
For the three months ended March 31, 2016

	Entertainment				Education				Recreation
	Megaplex	ERC's/Retail	Other Entertainment	Entertainment Total	Public Charter Schools	Early Childhood Education	Private Schools	Education Total	Ski Areas	Waterparks	Golf Entertainment Complexes	Recreation Total	Corporate/unallocated and other	Total
Total revenue	$49,080	$15,181	$1,896	$66,157	$21,385	$2,876	$3,652	$27,913	$5,749	$7,216	$9,218	$22,183	$2,515	$118,768
Property operating expense	157	4,830	265	5,252	—	—	—	—	—	8	—	8	221	5,481
Other expense	—	—	—	—	—	—	—	—	—	—	—	—	5	5
Total investment expense	157	4,830	265	5,252	—	—	—	—	—	8	—	8	226	5,486
General and administrative expense	—	—	—	—	—	—	—	—	—	—	—	—	9,218	9,218
Transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	444	444
EBITDA-continuing operations	$48,923	$10,351	$1,631	$60,905	$21,385	$2,876	$3,652	$27,913	$5,749	$7,208	$9,218	$22,175	$(7,373)	$103,620
Add: transaction costs	—	—	—	—	—	—	—	—	—	—	—	—	444	444
Adjusted EBITDA-continuing operations	$48,923	$10,351	$1,631	$60,905	$21,385	$2,876	$3,652	$27,913	$5,749	$7,208	$9,218	$22,175	$(6,929)	$104,064
General and administrative expense	—	—	—	—	—	—	—	—	—	—	—	—	9,218	9,218
Corporate/unallocated and other (1)	—	—	—	—	—	—	—	—	—	—	—	—	(2,289)	(2,289)
NOI	$48,923	$10,351	$1,631	$60,905	$21,385	$2,876	$3,652	$27,913	$5,749	$7,208	$9,218	$22,175	$—	$110,993

Quarterly GAAP NOI run rate
NOI	$48,923	$10,351	$1,631	$60,905	$21,385	$2,876	$3,652	$27,913	$5,749	$7,208	$9,218	$22,175	$—	$110,993
In-service adjustments (2) (5)	17	136	358	511	75	182	—	257	23	—	157	180	—	948
Percentage rent/participation adjustments (3)	(141)	80	—	(61)	—	—	(130)	(130)	18	379	388	785	—	594
Non-recurring adjustments (6)	(3)	449	—	446	(3,594)	—	—	(3,594)	(489)	—	—	(489)	—	(3,637)
Quarterly GAAP NOI run rate	$48,796	$11,016	$1,989	$61,801	$17,866	$3,058	$3,522	$24,446	$5,301	$7,587	$9,763	$22,651	$—	$108,898
	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4		x4
Annualized GAAP NOI run rate	$195,184	$44,064	$7,956	$247,204	$71,464	$12,232	$14,088	$97,784	$21,204	$30,348	$39,052	$90,604	$—	$435,592
Quarterly cash NOI run rate
NOI	$48,923	$10,351	$1,631	$60,905	$21,385	$2,876	$3,652	$27,913	$5,749	$7,208	$9,218	$22,175	$—	$110,993
In-service adjustments (4) (5)	—	136	358	494	92	667	—	759	23	—	157	180	—	1,433
Percentage rent/participation adjustments (3)	(141)	80	—	(61)	—	—	(130)	(130)	18	379	388	785	—	594
Non-recurring adjustments (6)	(3)	449	—	446	(3,594)	—	—	(3,594)	(489)	—	—	(489)	—	(3,637)
Non-cash revenue	(185)	495	(11)	299	(3,115)	(871)	(312)	(4,298)	(67)	—	(194)	(261)	—	(4,260)
Quarterly cash NOI run rate	48,594	11,511	1,978	62,083	14,768	2,672	3,210	20,650	5,234	7,587	9,569	22,390	—	105,123
	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4	x4		x4
Annualized cash NOI run rate	$194,376	$46,044	$7,912	$248,332	$59,072	$10,688	$12,840	$82,600	$20,936	$30,348	$38,276	$89,560	$—	$420,492